                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Webster Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5) Total fee paid:

    ----------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              --------------------------------------------------

    2) Form, Schedule or Registration Statement No.:
                                                    ----------------------------

    3) Filing Party:
                    ------------------------------------------------------------

    4) Date Filed:
                  --------------------------------------------------------------

                                WEBSTER FINANCIAL
                                   CORPORATION
                                     [LOGO]



                                                                  March 23, 2000



TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

         You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") to be held on Thursday, April 27, 2000, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

         At the Annual Meeting, you will be asked: (i) to elect five directors, four to serve for three-year terms and one to serve for a two-year term; (ii) to amend the 1992 Stock Option Plan to permit grants of restricted stock; (iii) to approve and adopt the Webster Employee Stock Purchase Plan; (iv) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 2000; and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

         The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 1999 annual report to shareholders.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.



                                            Sincerely,


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

                            -------------------------


TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 27, 2000, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

         1. Election of Directors. To elect five directors, four to serve for three-year terms and one to serve for a two-year term;

         2. Amendment of 1992 Stock Option Plan. To amend Webster's 1992 Stock Option Plan to permit grants of restricted stock;

         3. Approve the Employee Stock Purchase Plan. To approve and adopt the Webster Employee Stock Purchase Plan;

         4. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2000; and

         5. Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.

         The Board of Directors has fixed the close of business on February 28, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By order of the Board of Directors

                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

Waterbury, Connecticut
March 23, 2000

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                            -------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

                            -------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 27, 2000, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 23, 2000.

         The Annual Meeting has been called for the following purposes: (i) to elect five directors, four to serve for three-year terms and one to serve for a two-year term (Proposal 1); (ii) to amend Webster's 1992 Stock Option Plan to permit grants of restricted stock (Proposal 2); (iii) to approve and adopt the Webster Employee Stock Purchase Plan (Proposal 3); (iv) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 2000 (Proposal 4); and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

         If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN, FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF WEBSTER'S INDEPENDENT AUDITORS. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

         The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted by delivering a written notice of revocation or a duly executed proxy bearing a later date to James M. Sitro, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, by re-voting by telephone or on the Internet or by attending the Annual Meeting and voting in person.

         The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses incurred in that connection. Webster also has retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $6,500, plus reimbursement of certain out-of-pocket expenses.

         WHO CAN VOTE. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 28, 2000 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 11,940 holders of record of the 43,010,202 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

         VOTING BY PROXY HOLDERS. If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock in one of three ways:

         - by using the toll-free telephone number listed on the proxy card,

         -        by using the Internet website listed on the proxy, or

         - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with those instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

         Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 27, 2000. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

         Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 27, 2000. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

         Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

         The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of the Company's independent accountants. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of a majority of the votes cast is required to ratify the appointment of the Corporation's independent auditors. The presence of a majority of all outstanding voting stock is necessary to constitute a quorum at the Annual Meeting for the amendment of the 1992 Stock Option Plan and the adoption of the Employee Stock Purchase Plan. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote is required to approve the amendment to the 1992 Stock Option Plan and the adoption of the Employee Stock Purchase Plan. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

         A copy of the annual report to shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 1999 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO JAMES M. SITRO, SENIOR VICE PRESIDENT, INVESTOR RELATIONS, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         At the Annual Meeting, five directors will be elected, four of whom will serve for three-year terms and one of whom will serve for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

         Under the terms of Webster's April 1998 acquisition of Eagle Financial Corp. ("Eagle"), Webster invited three former Eagle directors, Messrs. Richard
H. Alden, George T. Carpenter and John F. McCarthy, to serve as members of the Board of the Corporation for terms expiring in 2001, 1999 and 2000, respectively. The Board of Directors renominated Mr. Carpenter, at the 1999 Annual Meeting. The Board of Directors has renominated John F. McCarthy, whose term expires at the 2000 Annual Meeting. Under the terms of Webster's December 1999 acquisition of New England Community Bancorp, Inc. ("NECB"), Webster invited a former director of NECB, Mr. P. Anthony Giorgio, to serve as a member of the Board of the Corporation for a term expiring in 2001.

         The Board of Directors currently consists of 13 members, and is divided into three classes, one of which is composed of five directors and two of which are composed of four directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

         The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster whose offices continue beyond the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 31, 1999, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.

                                                                                          POSITIONS HELD WITH
DIRECTOR NOMINEES                        AGE AT              DIRECTOR       EXPIRATION         WEBSTER AND
-----------------                   DECEMBER 31, 1999         SINCE          OF TERM          WEBSTER BANK
                                    -----------------         -----          -------          ------------
TWO-YEAR TERM:
--------------

O. Joseph Bizzozero, Jr.                    65                1986              2000            Director

THREE-YEAR TERM:
----------------

Robert A. Finkenzeller                      49                1986              2000            Director

John F. McCarthy                            59                1998              2000            Director

Michael G. Morris                           53                 *                 *                 *

Sister Marguerite Waite, C.S.J.             61                1990              2000            Director

CONTINUING DIRECTORS:
---------------------

Richard H. Alden                            61                1998              2001            Director

Achille A. Apicella                         56                1997              2002            Director

Joel S. Becker                              51                1986              2001            Director

George T. Carpenter                         59                1998              2002            Director

John J. Crawford                            55                1996              2002            Director

Harry P. DiAdamo, Jr.                       56                1997              2001            Director

P. Anthony Giorgio                          58                1999              2001            Director

C. Michael Jacobi                           57                1993              2002            Director

James C. Smith                              50                1986              2001           Chairman,
                                                                                             President, Chief
                                                                                             Executive Officer
                                                                                               and Director
-----------------------------------------------------------------------------------------------------------------
*  New Director Nominee


         RICHARD H. ALDEN has been engaged in the private practice of law since 1962, and is a principal of Anderson, Alden, Hayes, Ziogas & Storm, L.L.C. in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Alden served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1977.

         ACHILLE A. APICELLA, C.P.A., is President of Apicella, Testa & Company P.C., a certified public accounting firm in Shelton, Connecticut. He served as a director of DS Bancor, Inc. and Derby Savings Bank, which were acquired by Webster in January 1997.

         JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury-based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry.

         O. JOSEPH BIZZOZERO, JR. is a practicing physician and has been President of Bizzozero Assoc. P.C. since September 1996. Prior to September 1996, he was President and Chief Executive Officer of the BCB Medical Group. Dr. Bizzozero has been affiliated with Waterbury

Hospital since 1969 and is an Associate Clinical Professor of Medicine at the Yale University School of Medicine.

         GEORGE T. CARPENTER has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972.

         JOHN J. CRAWFORD is President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. From 1990 until October 1992, Mr. Crawford was President and Chief Executive Officer of First Constitution Bank, which was acquired by Webster Bank in October 1992. Subsequent to that acquisition and until April 1996, Mr. Crawford served as a consultant to Webster Bank. Since October 1992, Mr. Crawford has been President, Chief Executive Officer and a director of Aristotle Corporation, New Haven, Connecticut, a holding company.

         HARRY P. DIADAMO, JR. served as President and Chief Executive Officer of DS Bancor, Inc. and Derby Savings Bank, which were acquired by Webster in January 1997.

         ROBERT A. FINKENZELLER is President of Eyelet Crafters, Inc., a Waterbury-based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields.

         P. ANTHONY GIORGIO, PH.D. is President and Chief Executive of The Connecticut Region Growth Council in Hartford, Connecticut. Mr. Giorgio is also the founder and a management consultant to ARG Resource Management, L.L.C., ARG Real Estate, L.L.C., and ARG Development, L.L.C., all of which are located in Rocky Hill, Connecticut. From July 1998 to December 1999, Mr. Giorgio served as a director of New England Community Bancorp, Inc. which was acquired by Webster in December 1999.

         C. MICHAEL JACOBI is Chairman of Timex Watches Limited, a publicly held company based in Bombay, India, a position he has held since October 1999, and since July 1999 he has been Chairman and Chief Executive Officer of Beepware Paging Products, L.C.C., Waterbury, Connecticut, a company jointly owned by Timex Corporation and Motorola, Inc. Mr. Jacobi served as President and Chief Executive Officer of Timex Corporation, headquartered in Middlebury, Connecticut from December 1993 to August 1999. Prior to his election as President and Chief Executive Officer in December 1993, Mr. Jacobi served Timex in senior positions in finance, manufacturing, marketing and sales. He is also a member of the Board of Directors of Century Electronics Manufacturing, Marlborough, Massachusetts. Mr. Jacobi is a certified public accountant and has served on corporate Boards in Europe and Asia.

         JOHN F. MCCARTHY has been the President of J&M Sales Co., Inc., a Torrington, Connecticut based beverage distributorship since 1970 and he has been the Vice President of Thames River Recycling Co. in Middletown, Connecticut since 1979. Prior to the acquisition of Eagle by Webster in April 1998, Mr. McCarthy served as a director of Eagle since 1986 and a director of Eagle Bank or one of its predecessors since 1984.

         MICHAEL G. MORRIS is Chairman, President and Chief Executive Officer of Northeast Utilities, an electric utility holding company headquartered in Berlin, Connecticut. From 1994 until August 1997, Mr. Morris was President and Chief Executive Officer of Consumers Energy Company, a natural gas and electric utility in Dearborn, Michigan. Mr. Morris is a director of Connecticut Yankee Atomic Power Company, the Institute of Nuclear Power Operations, the Nuclear Energy Institute, the Edison Electric Institute, the Association of Edison Illuminating Companies, Nuclear

Electric Insurance Limited and the Connecticut Business and Industry Association. Mr. Morris is also a regent of Eastern Michigan University.

         JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith is a member of the Board of Directors of the American Bankers Association. He is a Director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemicals, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, serves as a member of the executive committee of the Connecticut Business and Industry Association and is active in numerous community and economic organizations.

         SISTER MARGUERITE WAITE, C.S.J., is President, Chief Executive Officer and Treasurer of St. Mary's Hospital, Waterbury, Connecticut. Prior to her election as President in 1986, Sister Marguerite Waite was Vice President and Chief Operating Officer of St. Mary's Hospital.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

         The Board of Directors has appointed a standing Audit Committee that oversees the Corporation's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. A copy of the Audit Committee's charter is attached at the end of this Proxy Statement. During 1999, the Audit Committee held four meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Apicella, DiAdamo and McCarthy.

         The Board of Directors has appointed a Personnel Resources Committee that reviews employee compensation on an annual basis and makes recommendations to the full Board regarding compensation. The Personnel Resources Committee also makes recommendations to the Stock Option Committee concerning long-term incentive awards. All recommendations of the Personnel Resources Committee regarding the compensation of executive officers (other than long-term incentive awards, which are acted on by the Stock Option Committee) are approved by Webster's Board of Directors which has ultimate responsibility over such matters. During 1999, the Personnel Resources Committee held three meetings. The members of the Personnel Resources Committee currently are Messrs. Crawford (Chairman) and Becker, Dr. Bizzozero, and Mr. Carpenter.

         The Stock Option Committee makes final determinations concerning the granting of stock options and restricted stock under Webster's 1992 Stock Option Plan and administers Webster's Qualified Performance-Based Compensation Plan. During 1999, the Stock Option Committee held nine meetings. The members of the Stock Option Committee, which consists of all disinterested non-employee directors of the Corporation, currently are Messrs. Crawford (Chairman), Alden and Apicella, Becker, Dr. Bizzozero, Messrs. Carpenter, DiAdamo, Finkenzeller, Giorgio, Jacobi and McCarthy and Sister Marguerite Waite.

         During 1999, Webster held eleven meetings of its Board of Directors. Each incumbent director, attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that such individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that such individual served, except Sister Marguerite Waite, who attended more than seventy-five percent of the regular meetings, but was unable to attend certain special meetings.

         The Board has appointed a Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the

Corporation. The Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election as a director, and makes initial recommendations to the Board of Directors, which serves as the Nominating Committee. During 1999, the Corporate Governance Committee held three meetings. The members of the Corporate Governance Committee are Messrs. Smith (Chairman), Alden and Finkenzeller and Sister Marguerite Waite.

         The Board of Directors acts as the full Nominating Committee for selecting nominees for election as directors. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 3, 2000 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 9, 2000. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                                   MANAGEMENT


EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the five highest paid executive officers of Webster, each of whom is elected to serve for a one-year period. Each such officer currently holds the same positions with Webster Bank and serves pursuant to an employment agreement with Webster and Webster Bank. See "Employment Agreements" below.


                                          AGE AT              POSITIONS HELD WITH WEBSTER
NAME                                 DECEMBER 31, 1999             AND WEBSTER BANK
----                                 -----------------             -----------------
James C. Smith                              50                Chairman, President, Chief Executive Officer
                                                                and Director

John V. Brennan                             47                Executive Vice President and Chief Financial
                                                                Officer of Webster and Webster Bank;
                                                                Treasurer of Webster

William T. Bromage                          54                Senior Executive Vice President -- Business
                                                                 Banking and Corporate Development

Peter K. Mulligan                           55                Executive Vice President -- Consumer and Small
                                                                Business Banking

Ross M. Strickland                          50                Executive Vice President -- Mortgage Banking


         Information concerning the principal occupation of these executive officers of Webster and Webster Bank during at least the last five years is set forth below.

         JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith is a member of the Board of Directors of the American Bankers Association. He is a Director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemicals, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, serves as a member of the executive committee of the Connecticut Business and Industry Association and is active in numerous community and economic organizations.

         JOHN V. BRENNAN is Executive Vice President and Chief Financial Officer of Webster and Webster Bank as well as Treasurer of Webster. Mr. Brennan, a certified public accountant, joined Webster Bank in 1986 as Senior Vice President and Treasurer. He was elected Chief Financial Officer in 1990 and Executive Vice President in 1991. Prior to joining Webster Bank, he was a senior manager with the accounting firm of KPMG LLP. Mr. Brennan is currently on a medical leave of absence.

         WILLIAM T. BROMAGE is Senior Executive Vice President -- Business Banking and Corporate Development of Webster and Webster Bank, positions he has held since September 1999. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President -- Business Banking of Webster and Webster Bank. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1995 to March 1996. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

         PETER K. MULLIGAN is Executive Vice President -- Consumer and Small Business Banking of Webster and Webster Bank, positions he has held since his employment in 1995. Prior to joining Webster Bank, he was the Director of Product Management, Retail Sales and Insurance at The Bank of Boston from 1992 to 1995, and served as the Executive Vice President of the Banking Division at The Society for Savings, Hartford, Connecticut from 1988 until 1992. Society was acquired by The Bank of Boston in 1992.

         ROSS M. STRICKLAND is Executive Vice President -- Mortgage Banking of Webster and Webster Bank, positions he has held since his employment in 1991. Prior to joining Webster Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 1999, 1998 and 1997 to the Chief Executive Officer of Webster and to each of the other four most highly compensated executive officers of Webster serving at December 31, 1999 (the "named executive officers"). Webster has not granted any stock appreciation rights to its executive officers.


                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                               ---------------------------
                                                    ANNUAL COMPENSATION
                                               -----------------------------
                                                                                 RESTRICTED    SECURITIES    ALL
     NAME AND                                                                    STOCK         UNDERLYING    OTHER
PRINCIPAL POSITIONS                     YEAR     SALARY ($)     BONUS ($) (a)    AWARD(S) (c)  OPTIONS (#)   COMPENSATION ($)(e)
-------------------                     ----     ----------     -------------    ------------  -----------   -------------------


 James C. Smith                         1999     $572,000      $  751,900         19,300        44,700        $52,482
   Chairman, President,                 1998      550,000       1,424,000 (b)        --        400,000 (d)     45,467
   Chief Executive Officer              1997      475,000         639,739            --         44,000 (d)     41,388
   and a Director

 John V. Brennan                        1999      244,500         236,600          5,500        12,750         25,643
   Executive Vice President and         1998      235,000         461,000 (b)        --          9,800 (d)     25,787
   Chief Financial Officer              1997      203,462         231,340            --         14,600 (d)     26,503

 William T. Bromage                     1999      233,077 (f)     265,400          5,950        23,550         22,052
   Senior Executive Vice President --   1998      210,000         351,000 (b)        --          8,750 (d)     36,172
   Business Banking and                 1997      180,000          98,500            --         12,000 (d)     20,471
   Corporate Development

 Peter K. Mulligan                      1999      208,000         189,600          3,500         8,150         21,324
   Executive Vice President --          1998      200,000         432,000 (b)        --          8,350 (d)     25,072
   Consumer and Small Business          1997      170,000          93,100            --         12,000 (d)     23,044
   Banking

 Ross M. Strickland                     1999      208,000         209,900          3,500         8,150         26,836
   Executive Vice President --          1998      200,000         548,000 (b)        --          8,350 (d)     25,037
   Mortgage Banking                     1997      170,000         242,634            --         12,000 (d)     25,138

---------------------------

(a) Cash bonuses awarded to the named executive officers for fiscal 1999 were composed of: (i) a bonus paid under Webster's Qualified Performance-Based Compensation Plan or (ii) a bonus paid under Webster's Economic Value Added ("EVA") Incentive Plan. Mr. Smith was awarded a Qualified Performance-Based Compensation Plan bonus of $751,900. Messrs. Brennan,

     Bromage, Mulligan and Strickland were awarded EVA bonuses of $236,600, $265,400, $189,600 and $209,900, respectively.

                                       1999 EVA INCENTIVE BONUSES
                                       --------------------------
                                         (DOLLARS IN THOUSANDS)
                                                           (PAID)        (PAID)       (PAID)
                       BEGINNING     EARNED     TOTAL      TARGET     1/3 OF EXCESS    TOTAL    REMAINING
        NAME             BANK        BONUS      BANK       BONUS          BANK         PAID        BANK
        ----             ----        -----      ----       -----          ----         ----        ----
James C. Smith        $     0      $ 1,224.7  $ 1,224.7  $   514.8      $ 237.1      $  751.9  $   472.8
John V. Brennan             0          385.4      385.4      162.0         74.6         236.6      148.8
William T. Bromage       60.0          384.6      444.6      175.5         89.9         265.4      179.2
Peter K. Mulligan           0          287.7      287.7      140.4         49.2         189.6       98.1
Ross M. Strickland      179.0          169.5      348.5      140.4         69.5         209.9      138.6

     The EVA Incentive Plan and its general terms are described below in "Personnel Resources Committee Report on Executive Compensation -- The Economic Value Added Incentive Plan."

(b) Includes a bonus paid under Webster's 1996-1998 Performance Incentive Plan. At December 31, 1999, Mr. Smith held 36,758 shares of restricted stock, 20,850 shares of which were granted under Webster's 1996-1998 Performance Incentive Plan that were not vested as of that date and 15,908 shares of which were granted under Webster's 1994-1996 Performance Incentive Plan. At December 31, 1999, Messrs. Brennan and Strickland held 6,515 shares and 11,728 shares, respectively, of restricted stock granted under Webster's 1996-1998 Performance Incentive Plan that were not vested as of that date. For Messrs. Smith, Brennan and Strickland, these bonus amounts under Webster's 1996-1998 Performance Incentive Plan include the value of shares of restricted stock awarded in lieu of a cash payment. Additional shares of restricted stock held as of December 31, 1999 are listed in the Summary Compensation Table under Restricted Stock Awards.

(c) Granted under the 1992 Stock Option Plan, subject to shareholder approval, and for which dividends shall be paid on a quarterly basis.

(d) Restated to reflect the two-for-one split of Webster's Common Stock in April 1998.

(e) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), cash dividends paid on restricted stock, and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. It also includes a car allowance for each executive officer and a premium on a life insurance policy for Mr. Smith. For 1999 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Brennan, Bromage, Mulligan and Strickland were $5,000 each. In addition, for 1999, Messrs. Smith, Brennan, Bromage, Mulligan and Strickland were allocated 183 shares of Webster's Common Stock, each pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $4,312. In 1999, Messrs. Smith, Brennan, and Strickland received cash dividends on restricted stock of $17,276, $3,229, and $5,512, respectively. In 1999, Webster Bank also allocated $12,084, $2,302, $1,940, $1,212 and $1,212 to the supplemental matching contributions accounts of Messrs. Smith, Brennan, Bromage, Mulligan and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan.

(f) Mr. Bromage's annual compensation was $225,000 from January 1, 1999 to September 23, 1999; thereafter it was $260,000.

         Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1999, none of the executive officers elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

         The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 1999.


                            OPTION GRANTS DURING 1999

                                          INDIVIDUAL GRANTS (a)
                            --------------------------------------------------------
                             NUMBER OF     % OF TOTAL
                            SECURITIES       OPTIONS
                            UNDERLYING      GRANTED TO
                             OPTIONS         EMPLOYEES        EXERCISE    EXPIRATION     GRANT DATE
NAME                        GRANTED (b)   IN FISCAL YEAR    PRICE ($/sh)    DATE      PRESENT VALUE (c)
----                        -----------   --------------    ------------    ----      -----------------

James C. Smith............. 44,700              13.14%        $ 24.63     12/7/2009        $428,226

John V. Brennan............ 12,750               3.75%        $ 24.63     12/7/2009        $122,145

William T. Bromage......... 13,550               3.98%        $ 24.63     12/7/2009        $129,809
                            10,000               2.94%        $ 25.50     9/23/2009         $95,200

Peter K. Mulligan..........  8,150               2.40%        $ 24.63     12/7/2009         $78,077

Ross M. Strickland.........  8,150               2.40%        $ 24.63     12/7/2009         $78,077

----------------------------

(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a "change in control" of Webster or Webster Bank has occurred.

(b) Options will become exercisable in full after three years following the date of grant.

(c) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option, the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a zero-coupon U.S. government issue), stock price volatility (based on the Corporation's historical stock price over a range of years), and the expected future estimated dividend yield (based upon the dividend yield at date of grant).

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 1999 and the value of all unexercised options held by each of such individuals at December 31, 1999.

                       AGGREGATED OPTION EXERCISES IN 1999
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                       VALUE OF
                                                                       NUMBER OF                    UNEXERCISED
                                                                 SECURITIES UNDERLYING              IN-THE-MONEY
                              SHARES                            UNEXERCISED OPTIONS AT               OPTIONS AT
                             ACQUIRED          VALUE               DECEMBER 31, 1999 (#)         DECEMBER 31, 1999 ($)
NAME                       ON EXERCISE (#)  REALIZED ($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (a)
----                       ---------------  -------------     -------------------------     -----------------------------

James C. Smith............        --                --              663,500/88,700             $3,161,719/ $   0
John V. Brennan...........     7,700          $162,426               65,000/37,150             $  818,971/ $   0
William T. Bromage........        --                --               25,000/44,300             $  131,874/ $   0
Peter K. Mulligan.........        --                --               34,200/28,500             $  291,643/ $   0
Ross M. Strickland........        --                --               76,240/28,500             $1,019,069/ $   0

--------------------------

(a) Based on the market value of Common Stock at December 31, 1999, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

         Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

         Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

         The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan") for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $160,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a maximum of $130,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Executive Compensation -- Summary Compensation Table" above.

         The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Brennan, Bromage, Mulligan and Strickland are $98,290, $86,480, $47,730, $46,510 and $74,500,
respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Brennan, Bromage, Mulligan and Strickland under the Supplemental Plan are $236,020, $63,190, $34,710, $27,150 and $40,480,
respectively.

COMPENSATION OF DIRECTORS

         During 1999, each non-employee director of Webster received an annual retainer of 456 shares of Webster Common Stock with an aggregate value of $13,000 at the date of grant pursuant to the Directors' Retainer Fees Plan, as amended, adopted by shareholders at the 1996 Annual Meeting (the "Fees Plan"). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $13,000) divided by the average quarterly value as of the grant date, on an annual basis. The average quarterly value is based on the average of the closing prices of Common Stock of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture. In addition, effective as of April 23, 1998, each non-employee director received $1,000 for each Board meeting attended and $750 for each committee meeting attended. Chairpersons of the Audit Committee and the Personnel Resources Committee also received an annual retainer of $2,000. Non-employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

         Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election.

         The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. The 1992 Stock Option Plan was amended in 1996 to increase the number of shares reserved for issuance under the 1992 Stock Option Plan and to provide that the number of options granted to non-employee directors upon election or re-election shall be 4,000 shares (as adjusted for the April 1998 two-for-one split of Webster's Common Stock). A director elected to the Board for less than a three-year term will be entitled to an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. Messrs. Finkenzeller, McCarthy, and Morris and Sister Marguerite Waite each will be granted options to purchase 4,000 shares upon election by the shareholders at the Annual Meeting for a three-year term; Dr. Bizzozero will be granted options to purchase 2,667 shares upon election by the shareholders at the Annual Meeting for a two-year term.

EMPLOYMENT AGREEMENTS

         Webster and Webster Bank entered into revised employment agreements with Messrs. Smith, Brennan, Bromage, Mulligan and Strickland effective January 1, 1998, as amended, which replaced the prior employment agreements with Messrs. Smith, Brennan, Mulligan and Strickland dated January 1, 1997 and the employment agreement with Mr. Bromage dated October 21, 1996. Webster also entered into change of control employment agreements with those officers effective December 15, 1997. James C. Smith serves as Chairman, President and Chief Executive Officer of both Webster and Webster Bank; Mr. Brennan serves as Executive Vice President and Chief Financial Officer of both Webster and Webster Bank and as Treasurer of Webster;

Mr. Bromage serves as Senior Executive Vice President -- Business Banking and Corporate Development of both Webster and Webster Bank; Mr. Mulligan serves as Executive Vice President -- Consumer and Small Business Banking of both Webster and Webster Bank; and Mr. Strickland serves as Executive Vice President -- Mortgage Banking of both Webster and Webster Bank.

         Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile allowance for business use. The employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. All such employment agreements were renewed for one additional year. Those agreements will terminate upon the "Effective Date" of their respective change of control employment agreements, which are discussed below. The 2000 base salaries for Messrs. Smith, Brennan, Bromage, Mulligan and Strickland are $595,000, $255,300, $300,000, $216,300 and $216,300 respectively, which salaries may not be reduced under the employment agreements without the consent of the executive officer.

         The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time during the term of an employment agreement. Unless the termination is for "cause" (as defined therein), such executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

         If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

         Under the change of control employment agreements, Webster and Messrs. Smith, Brennan, Bromage, Mulligan and Strickland, respectively, agreed that the employment of each executive officer would continue for a period of two years following the "Effective Date" under such agreements (the "Employment Period"). The "Effective Date" is generally the date on which a "change of control" (as defined below) of Webster occurs, except that, if the executive officer's employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the "change of control period" (defined as the two-year period ending on December 15, 2000, except that on December 15, 1999 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede those agreements.

         During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and shall not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the EVA Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

         If the employment of the executive officer is terminated during the Employment Period by Webster without "cause" (as defined therein) and other than because of his "disability" (as defined therein) or by the executive officer with "good reason" (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of (a) his base salary through the termination date to the extent not previously paid,
(b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer's base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over
(b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster also will be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer's employment had continued for at least three years after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

         For purposes of the change of control employment agreements, a "change of control" means: (1) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors ("Voting Securities"), except that any such acquisition
(a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the "Resulting Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

PERSONNEL RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Personnel Resources Committee of the Board of Directors comprises four non-employee directors. The Committee recommends to the full Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, and recommends to the Stock Option Committee, consisting of all disinterested non-employee directors, long term incentive awards. All recommendations of the Personnel Resources Committee regarding executive officer compensation for the 1999 fiscal year were approved by the Board of Directors or the Stock Option Committee, as the case may be.

         Set forth below is a report addressing Webster's compensation policies for fiscal year 1999 as they affected Webster's executive officers.

         Compensation Policies for Executive Officers. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Personnel Resources Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Personnel Resources Committee employs outside consultants and refers to published survey data in establishing compensation.

         Relationship of Performance to Executive Compensation. Compensation paid to Webster's executive officers in 1999 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and restricted stock) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and shareholder return. Generally, base salaries for executive officers approximate the average of salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and other goals. The ultimate value of long term incentive compensation such as stock options and restricted stock is dependent primarily on the performance of Webster's Common Stock. Webster's executive officers may earn lower than average total compensation than for similar positions at comparable financial institutions should Webster not meet its goals, and they may earn higher than average total compensation than for similar positions when Webster meets or exceeds its goals.

         For 1999, the Personnel Resources Committee intended that total compensation for executive officers be at or above the average for comparable financial institutions based on their past practices, recognizing that Webster exceeded its financial performance target for 1999 and that the Corporation's total shareholder return over 1, 3, 5, 7 and 10 year periods ended December 31, 1999 exceeded its peer group's performance.

         Base Salary. The Personnel Resources Committee reviews executive base salaries annually in January. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 1999 salary for each executive officer, the Personnel Resources Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers increased in 1999 due in large part to the record operating earnings for 1998, and to the increased size and complexity of the institution. The Committee also considered the successful acquisition and integration of Eagle Financial Corporation and Damman Insurance Associates, and the signing of definitive agreements to acquire Maritime Bank & Trust Co. and Village Bancorp.

         The Economic Value Added Incentive Plan. In 1997, Webster adopted an Economic Value Added ("EVA"(R)(1)) Incentive Plan ("Incentive Plan"), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to improvement in Webster's economic value. The Incentive Plan was developed based upon the recommendations and advice of Webster's consultant, Stern Stewart & Co., a nationally recognized financial advisory firm. In general, EVA is the net operating profit of Webster after taxes, less a capital charge. The capital charge is intended to represent the return expected by



-----------------------------
(1) EVA(R) is a registered trademark of Stern Stewart & Co.

the providers of Webster's capital, and is determined in consultation with Webster's financial consultant on the basis of a formula that takes into account the risk and cost of providing such capital. The Committee shares Stern Stewart's view that EVA improvement is the financial performance measure most closely correlated over time with an increase in shareholder value.

         The Incentive Plan for Webster comprises senior officers, other than the Chief Executive Officer, approved for participation by the Personnel Resources Committee. The Personnel Resources Committee makes recommendations to the Board of Directors for awards under the Plan.

         The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of EVA performance (for the Corporation and/or lines of business) versus previously agreed to targets. The target bonuses are set at 67.5% of the recipient's base salary. Additional or lesser bonuses may be earned to the extent that EVA improvement exceeds or falls short of the target, through the application of a bonus multiple which equals 1 when the EVA target is met and which increases or decreases to the extent that EVA improvement exceeds or falls short of the target. This bonus multiple is then applied to the target bonus set in January each year, and results in a "declared bonus" award. The declared bonus award is placed into an individual's "bonus bank" from which that year's target bonus and one third of the remaining bonus bank balances are paid each year. Awards to the executive officers are based on 50% corporate EVA improvement and 50% line of business EVA improvement except in the case of the Chief Executive Officer and the Chief Financial Officer, whose awards are based entirely on corporate EVA improvement. Awards for 1999 amounted to 238% of target for Corporate and ranged from 3.5% to 200% of target for the lines of business.

         Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the "Plan") was adopted by the Board of Directors effective January 1, 1998, and approved by shareholders at the 1998 annual meeting. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers with the opportunity to earn additional cash compensation based on business results, thereby enabling Webster to motivate key employees to achieve high profitability for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 1999, and his bonus was determined based entirely on corporate EVA improvement for 1999 and was subject to satisfaction of the EVA criteria described above and to attainment of the designated performance objectives under the Plan.

         Long Term Incentive Compensation. The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. To that end, Webster has established formalized stock ownership guidelines for all executive officers. Webster uses stock options and restricted stock awards to provide long-term incentive compensation. The Personnel Resources Committee makes recommendations to the Stock Option Committee for awards under the Stock Option Plan. Long-term compensation, which emphasizes long-term results, is targeted at 75% to 150% of the recipient's base salary depending upon the executive officer's responsibilities. For 1999, long term compensation was paid 50% in stock options and 50% in restricted stock. In the future the restricted stock awards will be variable based on EVA improvement.

         The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. During 1999, 42,600 stock options were granted to Webster's executive officers, excluding the CEO.

         The purpose of Webster's restricted stock awards is to attract and retain executive officers whose actions will impact Webster's long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements of 3 years. In addition to providing a direct relationship between shareholder value and the value of the benefit to the officer, restricted stock is a powerful retention device as the shares are not conveyed to the executive until vesting restrictions have been satisfied. During 1999, 18,450 shares of restricted stock (subject to shareholder approval) were awarded to executive officers, excluding the CEO.

         Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that are otherwise limited by IRS caps on qualified plans.

         CEO Compensation. The Personnel Resources Committee, in determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer's 1999 base salary was increased by 4% to $572,000 based on the Corporation's increase in size and complexity of operations, its 1998 financial results and its progress in meeting strategic objectives. Base salary for the Chief Executive Officer was at the average for comparable financial institutions. The CEO's bonus was determined under the Qualified Performance Based Compensation Plan, the material terms of which were approved by shareholders at the 1998 annual meeting. The Committee determined that for 1999 it would require that the corporate EVA improvement target be attained in order for the CEO to receive a target bonus (90% of base compensation) under the Plan. For 1999, the CEO's bonus payout of $751,900 was based on corporate EVA improvement which was 238% of target and consisted of $514,800 for meeting the corporate EVA improvement target and $237,100 which represents one-third of the remaining bonus bank. Regarding long term incentive compensation, the CEO received a grant of 44,700 stock options and an award of 19,300 shares of restricted stock (subject to shareholder approval) which were made in accordance with Webster's Stock Option Plan.

         For 1999, the Personnel Resources Committee intended that total compensation for the Chief Executive Officer be at the average for comparable financial institutions based on their past practices, recognizing that Webster exceeded its financial performance target for 1999 and that the Corporation's total shareholder return while negative in 1999, exceeded its peer group's performance over the 1, 3, 5, 7 and 10 year periods ended December 31, 1999.

         Internal Revenue Code Section 162(m). In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.


                          Personnel Resources Committee
                           John J. Crawford (Chairman)
                                 Joel S. Becker
                            O. Joseph Bizzozero, Jr.
                               George T. Carpenter


         Compensation Committee Interlocks and Insider Participation

         From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

AUDIT COMMITTEE REPORT

         The Corporation's Audit Committee currently has four members, Messrs. Jacobi (Chairman), Apicella, DiAdamo and McCarthy. As of the date of this proxy statement, each of the Committee members is an "independent director" under the Nasdaq Stock Market rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Corporation's Board of Directors. A copy of the Audit Committee's charter is attached at the end of this Proxy Statement.

         The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 1999 with Webster's management. The Audit Committee has discussed with KPMG LLP, the Corporation's independent accountants, the matters required to be discussed by SAS 61, Codification of Statements on Auditing Standards. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster's Board of Directors that the Corporation's audited financial statements for the year ended December 31, 1999 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 for filing with the Securities and Exchange Commission.

                                 Audit Committee
                          C. Michael Jacobi (Chairman)
                               Achille A. Apicella
                              Harry P. DiAdamo, Jr.
                                John F. McCarthy

CERTAIN RELATIONSHIPS

         For a description of loans made to Webster Bank's directors, executive officers and related persons and entities, see "Personnel Resources Committee Report on Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

         George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. ("Carpenter Realty") and S. Carpenter Construction Co. ("Carpenter Construction"). During fiscal 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty for an annual rent for the first five years of the lease of $61,200. Webster Bank is also party to a month to month lease with Carpenter Realty effective August 1, 1996 for storage space at an annual rate of $6,300, and currently is in negotiations to replace that lease by entering into a new lease for storage and work space to begin in 2000 at an annual rate of $10,923. In addition, Webster paid Carpenter Construction management fees of $32,298 for work which was competitively bid for renovations to other Webster properties for fiscal 1999.

                         COMPARATIVE COMPANY PERFORMANCE

         The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1994 and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index"), the SNL All Bank and Thrift Index and a peer group index prepared by SNL Securities LC. The peer group index includes 50 bank and thrift companies with reported market capitalizations between $750 million and $2 billion at December 31, 1999, with the returns of each issuer in the group weighted according to the issuer's respective stock market capitalization at the beginning of each period for which a return is indicated. Webster's market capitalization was $1.1 billion at December 31, 1999.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               WEBSTER, S&P 500 INDEX, SNL ALL BANK & THRIFT INDEX
                     AND SNL SECURITIES LC PEER GROUP INDEX


                        [PERFORMANCE GRAPH APPEARS HERE]




                                                                         PERIOD ENDING
                                            -------------------------------------------------------------------------
INDEX                                        12/31/94     12/31/95      12/31/96    12/31/97    12/31/98    12/31/99
---------------------------------------------------------------------------------------------------------------------
WEBSTER FINANCIAL CORPORATION                 100.00        163.80        208.74      384.54      321.94      281.05
S&P 500                                       100.00        137.58        169.03      225.44      289.79      350.50
SNL ALL BANK & THRIFT INDEX                   100.00        155.68        215.79      331.26      351.63      336.40
PEER GROUP                                    100.00        138.28        178.25      291.42      270.18      230.51

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster's directors and officers, and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to Webster's officers, directors, and more than 10% owners were complied with on a timely basis, except that one report filed by Mr. Bromage was filed 13 days late.

                            STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of February 28, 2000 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.


                                                     NUMBER OF SHARES                     PERCENT OF
         NAME AND POSITION(S)                         AND NATURE OF                      COMMON STOCK
            WITH WEBSTER                         BENEFICIAL OWNERSHIP (a)                OUTSTANDING
            ------------                         ------------------------                -----------
Richard H. Alden
  Director..................................              67,321                                *

Achille A. Apicella
  Director..................................              31,568                                *

Joel S. Becker
  Director..................................              24,569                                *

O. Joseph Bizzozero, Jr.
  Director..................................              17,174                                *

John V. Brennan
  Executive Vice President and Chief
  Financial Officer.........................             144,293                                *

William T. Bromage
  Senior Executive Vice President --
  Business Banking and Corporate Development              36,903                                *

George T. Carpenter
  Director..................................             110,274                                *

John J. Crawford
  Director..................................              19,356                                *

Harry P. DiAdamo, Jr.
  Director..................................             109,406                                *

Robert A. Finkenzeller
  Director..................................              12,823                                *

P. Anthony Giorgio
  Director..................................               3,501                                *

C. Michael Jacobi
  Director..................................              21,042                                *

John F. McCarthy
  Director..................................              72,666                                *

                                                     NUMBER OF SHARES                     PERCENT OF
         NAME AND POSITION(S)                          AND NATURE OF                     COMMON STOCK
            WITH WEBSTER                          BENEFICIAL OWNERSHIP (a)               OUTSTANDING
            ------------                          ------------------------               -----------
Michael G. Morris
   Director Nominee.........................                  --                                --

Peter K. Mulligan
  Executive Vice President --
  Consumer and Small Business Banking.......              51,004                                *

James C. Smith
  Chairman, President,
  Chief Executive Officer, and Director.....             978,816                                2.24%

Ross M. Strickland
  Executive Vice President --
  Mortgage Banking..........................             129,497                                *

Sister Marguerite Waite, C.S.J.
  Director..................................               8,018                                *

All Directors and executive
  officers as a group (17 persons)..........           1,838,231                                4.18%

-------------------------

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 2000. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

         The table includes shares owned by spouses or other immediate family members over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Alden, 265 shares; Mr. Becker, 2,016 shares; Dr. Bizzozero, 1,644 shares; Mr. Carpenter, 3,750 shares; Mr. DiAdamo, 1,010 shares; Mr. Giorgio, 935 shares; Mr. McCarthy, 8,618 shares; Mr. Smith, 69,522 shares; Sister Marguerite Waite, 220 shares; and all directors and executive officers as a group, 87,980 shares. The table also includes the following: 998,278 shares subject to outstanding options which are exercisable within 60 days from February 28, 2000; 82,891 shares held in the 401(k) Plan by the officers; 44,109 shares of restricted stock that was not vested as of February 28, 2000; and 915 shares held in the ESOP that have been allocated to the accounts of executive officers. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

         Outstanding options reflected in the table were held as follows: Mr. Alden, 23,318 shares; Mr. Apicella, 15,322 shares; Mr. Becker, 8,400 shares; Dr. Bizzozero, 6,200 shares; Mr. Brennan, 65,000 shares; Mr. Bromage, 25,000 shares; Mr. Carpenter, 27,318 shares; Mr. Crawford, 9,334 shares; Mr. DiAdamo, 4,000 shares; Mr. Finkenzeller, 6,200 shares; Mr. Jacobi, 14,600 shares; Mr. McCarthy, 23,318 shares; Mr. Mulligan, 34,200 shares; Mr. Smith, 663,500 shares; Mr. Strickland, 76,240 shares; and Sister Marguerite Waite, 6,200 shares.

* Less than 1% of Common Stock outstanding.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

         At February 28, 2000 management believed that there were no beneficial owners of more than 5% of the outstanding Webster Common Stock.

                     AMENDMENT TO THE 1992 STOCK OPTION PLAN
                                  (PROPOSAL 2)

         The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to provide for the grant under the 1992 Stock Option Plan of stock awards, which may be subject to the satisfaction of specified vesting requirements that may include service requirements and the attainment of performance objectives; and to provide that the committee that administers the 1992 Stock Option Plan shall be comprised of individuals who are "outside directors" and "non-employee directors" for purposes of Section 162(m) of the Code. See "Description of the Plan."

         The 1992 Stock Option Plan was established by the Board of Directors of the Corporation in 1992, approved by the shareholders of the Corporation at the 1992 annual meeting, and amended by the shareholders in 1994, 1996 and 1998. Amendments to the 1992 Stock Option Plan which did not require shareholder approval were adopted in 1992 and 1999. As of February 28, 2000, there were approximately 1,886 full-time employees of the Corporation and its subsidiaries, 12 non-employee directors of the Corporation and two non-employee directors of Webster's banking subsidiary (not also serving as directors of the Corporation) who were eligible to participate in the 1992 Stock Option Plan.

         The Board of Directors of the Corporation believes that stock awards are important to attract and to encourage the continued service of directors, officers and other key employees by facilitating their acquisition of a stock interest in the Corporation. This objective is served by amending the 1992 Stock Option Plan to add the flexibility to grant restricted stock awards to eligible employees.

         By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to continue to comply with the plan requirements for the deduction for federal income tax purposes of the full amount to which the Corporation is entitled with respect to stock issued under the 1992 Stock Option Plan. See "Federal Income Tax Consequences of the 1992 Stock Option Plan" below.

DESCRIPTION OF THE PLAN

         The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code and the regulations promulgated thereunder to full-time employees as well as the grant of non-qualifying options to directors and employees of the Corporation and its subsidiaries. The number of shares of Common Stock reserved for issuance pursuant to the 1992 Stock Option Plan is 2,961,000 shares. As of February 28, 2000, 682,622 shares remain available under the 1992 Stock Option Plan for future grants.

         The 1992 Stock Option Plan is administered by the Personnel Resources Committee, which consists of at least three outside directors appointed by the Board of Directors. The Personnel Resources Committee makes recommendations to the Stock Option Committee concerning the granting of options. The Stock Option Committee makes all final determinations concerning the employees of the Corporation and its subsidiaries to whom incentive and non-qualifying options will be granted. Under the proposed amendment, as is currently the case, the committee that administers the 1992 Stock Option Plan will consist of individuals who are both "outside directors" for purposes of qualified performance based compensation under the Code and "non-employee directors" for purposes of Rule 16b-3 of the Securities Exchange Commission. Under the 1992 Stock Option Plan, a non-qualifying option for 4,000 shares is granted to each non-employee director upon election or reelection to Webster's Board of Directors, except that, if a non-employee director is elected to the Board for less than a three-year term, the director will be entitled to receive an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. Upon their election at the Annual Meeting, the four non-employee director nominees for three-year terms will each receive an option for 4,000 shares, the one non-employee director nominee for a two-year term will receive an option for 2,667 shares.

         The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option, or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock. The maximum option term is 10 years, or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock. Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. The number of shares that may be subject to options granted to any employee under the 1992 Stock Option Plan in any calendar year is 500,000 shares. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted under the 1992 Stock Option Plan after February 23, 2008. Incentive stock options are non-transferable other than by reason of the death of the optionee. Unless otherwise provided in the option agreement with respect to a non-qualifying option, a non-qualifying option may be transferred by gift to a member of the optionee's family, to a trust for the exclusive benefit of the optionee or one or more members of his or her family or to a combination of one or more family members and trusts. For this purpose, family means the spouse, siblings and lineal ancestors and descendants of the optionee.

         Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

         If an employee's employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within one year after such death or disability unless a different date is otherwise provided in the particular option agreement, but not later than the date the option would otherwise expire. If an option holder's employment terminates for any reason other than death or disability, his or her options will terminate in three months unless a different date is provided in the option agreement. An option granted to a non-employee director will not terminate until the expiration of the ten-year term of the option regardless of whether the non-employee director continues to serve as a director.

         Under the proposed amendment, employees of the Corporation may also receive restricted stock awards pursuant to the 1992 Stock Option Plan. The granting of restricted stock gives the recipient thereof the right to receive a specified number of shares of the common stock of the Corporation contingent upon payment of not less than the par value of such stock, and attainment of such specified performance objectives, if any, and completion of service requirements, if any, as the committee that administers the 1992 Stock Option Plan shall determine and specify as a condition to making the grant. The performance objectives under the 1992 Stock Option Plan will be based on one or more of the following performance standards: the Corporation's stock price, income, operating profit, assets and liabilities, stockholders equity, market share, operating revenue, operating expenses, financial ratings by outside agencies, earnings per share, return on assets, equity or investments or EVA improvement (as defined for purposes of the Corporation's Economic

Value Added Incentive Plan). The performance objectives will be established by the committee not later than 90 days after the beginning of the award period (or, if less, before one-fourth of the award period has expired) and at a time when the outcome is substantially uncertain. With respect to restricted stock that is made subject to attainment of performance objectives, no shares will be issued unless the committee certifies in writing that the performance objectives have been achieved.

         Under the proposed amendment, unless provided otherwise in an award agreement with respect to a grant of restricted stock, if an employee becomes totally and permanently disabled or dies while employed by the Corporation or its subsidiaries, any shares of restricted stock granted to the employee will vest fully, and the shares of stock represented by the grants of restricted stock to a deceased employee will be delivered to the employee's estate. Upon termination of employment of a holder of restricted stock for any other reason, unvested shares of restricted stock will be forfeited, unless the committee that administers the 1992 Stock Option Plan determines otherwise.

         In the case of a merger, consolidation, reorganization, recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation, an adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. An adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

         In the event that the Corporation is not the surviving corporation of a reorganization, or all or substantially all of the assets of the Corporation are sold to another corporation, or the Board of Directors approves a transaction which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, the 1992 Stock Option Plan and the options issued thereunder will terminate, unless provision is made for the continuation of the Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. If the 1992 Stock Option Plan is terminated, all outstanding options will be exercisable in full immediately prior to the termination as the Board of Directors in its discretion will determine.

         The Board of Directors may amend the 1992 Stock Option Plan with respect to shares of the Common Stock as to which options have not been granted. However, the Corporation's shareholders must approve any amendment that would:

               - materially change the requirements as to eligibility to receive options;

               - increase the maximum number of shares in the aggregate for which options may be granted (except for adjustments upon changes in capitalization);

               -    change the minimum option price;

               - increase the maximum period during which options may be exercised;

               -    extend the term of the Plan, or

               - materially increase the benefits accruing to eligible individuals under the Plan.

         The Board of Directors may terminate or suspend the 1992 Stock Option Plan at any time and the Plan will terminate automatically on February 23, 2008. No termination, suspension or amendment of the Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

PLAN BENEFITS

         As of February 28, 2000, options to purchase 1,985,297 shares of Common Stock (739,595 of which were incentive stock options and 1,245,702 of which were non-qualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option, or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock. The table below provides certain information regarding stock options granted to date under the 1992 Stock Option Plan to the Chief Executive Officer and each of the other four most highly compensated officers of the Corporation serving at December 31, 1999, to each nominee as a director, to all executive officers of the Corporation as a group, to all non-employee directors of the Corporation as a group and to all employees of the Corporation and its subsidiaries as a group (including officers who are not executive officers). The number of shares subject to the option and the exercise price of options granted prior to the two-for-one split of Webster's common stock in April 1998 have been adjusted to reflect the stock split.

                                  PLAN BENEFITS

                                                                           1992 STOCK OPTION PLAN
                                                         --------------------------------------------------------
                 NAME AND POSITION                            EXERCISE PRICE               NUMBER OF OPTIONS(a)
----------------------------------------------------     --------------------------    --------------------------

James C. Smith
   Chairman, President, Chief Executive                     $  8.81                            22,000
   Officer and Director                                       10.38                            32,700
                                                               9.25                            67,300
                                                               9.94                            68,800
                                                              14.06                            31,200
                                                              14.00                             4,600
                                                              19.09                            36,900
                                                              31.75                            44,000 (1)
                                                              33.75                           200,000
                                                              33.88                           200,000
                                                              24.63                            44,700 (2)

John V. Brennan                                             $  8.81                             9,240
   Executive Vice President and Chief                         10.38                            10,000
   Financial Officer                                           9.25                            11,000
                                                              14.06                            12,000
                                                              19.09                            12,200
                                                              31.75                            14,600 (1)
                                                              26.50                             9,800 (3)
                                                              24.63                            12,750 (2)

William T. Bromage
   Senior Executive Vice President                          $ 17.75                            15,000
   Business Banking and Corporate                             19.09                            10,000
     Development                                              31.75                            12,000 (1)
                                                              26.50                             8,750 (3)
                                                              25.50                            10,000 (4)
                                                              24.63                            13,550 (2)

Peter K. Mulligan
   Executive Vice President                                  $11.25                            10,000
   --Consumer and Small Business Banking                      14.06                            12,000
                                                              19.09                            12,200
                                                              31.75                            12,000 (1)
                                                              26.50                             8,350 (3)
                                                              24.63                             8,150 (2)

Ross M. Strickland
   Executive Vice President                                 $  8.81                             9,240
   --Mortgage Banking                                         10.38                            10,000
                                                               9.94                            11,000
                                                              14.06                            12,000
                                                              19.09                            12,000 (1)
                                                              31.75                             8,350 (3)
                                                              26.50                             8,150 (2)
                                                              24.63                             8,150 (2)


Executive Officer Group comprised of the

                                                                           1992 STOCK OPTION PLAN
                                                         --------------------------------------------------------
                 NAME AND POSITION                            EXERCISE PRICE               NUMBER OF OPTIONS(a)
----------------------------------------------------     --------------------------    --------------------------

five executive officers named above
(5 persons)                                                  $23.87 (5)                     1,058,530

Non-employee Director Group (12 persons)                     $21.43 (6)                        60,734

Non-executive Officer Employee Group                         $21.98 (7)                       860,063
(135 persons)

-----------------------------

(a)  Option currently exercisable in full, unless otherwise noted.

(1)  Option will become exercisable in full on December 15, 2000.

(2)  Option will become exercisable in full on December 7, 2002.

(3)  Option will become exercisable in full on December 17, 2001.

(4)  Option will become exercisable in full on September 23, 2002.

(5)  Weighted average exercise price of options granted to executive officers.

(6) Weighted average exercise price of options granted to non-employee directors.

(7) Weighted average exercise price of options granted to non-executive officer employees.

         Based on the closing price of Webster's Common Stock on February 28, 2000 of $20.75, the aggregate market value of the shares underlying the options to purchase 1,985,297 shares under the 1992 Stock Option Plan is $41,194,913.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 STOCK OPTION PLAN

         The grant of an option is not a taxable event for the optionee or the Corporation. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

         For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

         If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price (or, if less, the gain realized upon such disposition). However if the optionee is subject to certain restrictions at the time the option is exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the Corporation complies with applicable reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control.

         If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the optionee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the optionee has not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, under the rules discussed above.

         Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

         No federal income tax consequences are incurred by the Corporation or the participating employee at the time restricted stock is granted, so long as such stock is subject to a substantial risk of forfeiture (generally, a requirement that the participant perform or refrain from performing substantial services in order to receive the stock), except that the employee may make a special tax election within 30 days after the date of grant to report as ordinary income for tax purposes the value of the restricted stock at the time of grant, without regard to any service or performance objective requirement. Absent such an election, if the specified service requirement and performance objectives, if any, are met, the individual will realize ordinary income at the time such requirements are satisfied equal to the fair market value at that time of the stock received by him or her, his or her basis in the shares will equal the amount included in income plus any amount he or she paid for the shares and any additional gain or loss he or she realizes upon a subsequent disposition of the shares will be capital gain or loss. If the stock is not subject to a substantial risk of forfeiture when it is granted to the employee, the employee will realize ordinary income equal to the value of the shares of stock awarded to him or her at the time he or she receives them. If an employee makes the special tax election and subsequently forfeits the shares because of failure to achieve the performance objectives or termination of employment, the employee will not be entitled to a deduction or other tax benefit for the amount reported as income with respect to the grant. If an employee who has made the special tax election satisfies the performance objectives and subsequently sells the shares, any gain or loss on such sale will be capital gain or loss. The Corporation intends that restricted stock grants under the 1992 Stock Option Plan to officers whose compensation is subject to the $1 million deduction limitation under the Code will satisfy the rules pertaining to "qualified performance-related compensation." Therefore, the Corporation should be entitled to a deduction for income tax purposes for the amount that is includable in the employee's taxable income, generally for the year in which the amount is taxable to the employee.

REQUIRED VOTE

         The approval by an affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting at which a quorum representing a majority of all outstanding voting stock is present, is required to approve the amendment to the 1992 Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL 3)

         The Board of Directors has adopted the Employee Stock Purchase Plan, (the "Purchase Plan"), and seeks shareholder approval of the Purchase Plan. The purpose of the Purchase Plan is to encourage stock ownership in Webster by employees of Webster and those subsidiaries of Webster designated by the Board of Directors as eligible to participate, thereby enhancing employee interest in the continued success and progress of Webster. The Purchase Plan is subject to approval by shareholders and no stock will be issued under the Purchase Plan unless and until Webster's shareholders approve it. The effective date of the Purchase Plan will be February 14, 2000, the date the Board of Directors approved the Purchase Plan. The Purchase Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. Up to 750,000 shares of Webster Common Stock will be sold to employees under the Purchase Plan, subject to periodic adjustment for changes in the outstanding common stock occasioned by stock splits, stock dividends, recapitalizations or other similar changes. It is Webster's intention to purchase such shares on the open market. The material features of the Purchase Plan are summarized in this section, but the description is subject to and is qualified in its entirety by the full text of the Purchase Plan, which is attached as Appendix A to this Proxy Statement. Unless otherwise indicated, properly executed proxies will be voted FOR approval of the Purchase Plan.

GENERAL TERMS AND CONDITIONS

         The Board of Directors, or a committee named by the Board, will administer the Purchase Plan. The Board or committee has broad powers to administer and interpret the Purchase Plan.

         The Purchase Plan permits employees to purchase Common Stock at a favorable price and possibly with favorable tax consequences to the participants. All of the employees of

Webster and of those subsidiaries designated by the Board who have been employed by Webster or one of its designated subsidiaries for at least one year and are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the offering periods of the Purchase Plan. A person on a leave of absence is deemed to be an employee for the first 90 days of the leave of absence or for any longer period during which he or she has a right to reemployment based on a contract or a statute. However, a participant will not be granted an option under the Purchase Plan if, after receiving the option, that person would own stock or outstanding options possessing 5% or more of the total combined voting power or value of all classes of Webster stock, as determined under the Code, or if the option would permit the employee to purchase stock under Webster employee stock purchase plans at an accrued rate of more than $25,000 of the fair market value of the stock in that calendar year. As of February 28, 2000, there were approximately 1,636 employees of Webster and Webster Bank and their subsidiaries who would be eligible to participate in the Purchase Plan.

         Under the Purchase Plan, eligible employees may elect to participate in the Purchase Plan on January 1, April 1, July 1 and October 1 of each year. Once an eligible employee elects to participate, the employee will continue to be a participant for subsequent offering periods, unless the employee elects not to participate. The offering periods are three month periods. However, the Board or committee can change the duration and frequency of the offering periods without shareholder approval.

         On the first day of each offering period, each participant will receive an option to purchase up to a specified number of shares of stock on the last business day on or before the end of the offering period, which is referred to as the exercise date. Upon enrollment in the Purchase Plan, the participant will authorize a payroll deduction, on an after-tax basis, in an amount of not more than 10% of the participant's base pay on each payroll date.

         Unless the participant withdraws from the Purchase Plan before the end of an offering period, the participant's option for the purchase of shares will be exercised automatically on each exercise date, and the participant's accumulated payroll deductions will be used to purchase the maximum number of full shares available under the option. The purchase price for the shares will come from the accumulated payroll deductions credited to the participant's account under the Purchase Plan. Webster will refund any excess payroll deduction amounts to the participant. Webster will not pay any interest on funds withheld, and Webster will use these funds for general operating purposes. The withheld amounts will not be held in a trust or other account separate from Webster's other funds.

         American Stock Transfer & Trust Company, ("AST"), will serve as agent and will hold in custody for 24 months shares that a participant purchases under the Purchase Plan. AST may hold the shares in a single account or stock certificate, without identification as to individual employees. At any time after 24 months from the date a participant buys shares under the Purchase Plan, the participant can instruct AST in writing to reissue the shares in the participant's name. After receiving a notice from an eligible participant, AST will deliver a stock certificate for the shares to the participant. While the shares are held by AST, the participant will not be able to sell or otherwise transfer the shares. If Webster pays any dividends on shares that AST is holding, AST will transmit the dividends to the appropriate participant.

         The maximum number of shares that can be purchased during each offering period by a participant is 1,000 shares, subject to change by the Board of Directors or the Corporation.

         The option price per share of the shares offered in a given offering period shall be the lower of:

         - 85% of the fair market value of a share of the Common Stock on the first business day of the offering period; or

         - 85% of the fair market value of a share of the Common Stock on the last day of the offering period.

         As required by the Code, no participant may receive an option under the Purchase Plan for shares that have a fair market value in excess of $25,000 for any calendar year in which the option is outstanding, determined at the time the participant receives the option grant.

         No participant can assign or transfer payroll deductions or rights regarding the exercise of options granted under the Purchase Plan, other than by will or by the laws of descent and distribution or as provided under the Purchase Plan. During the lifetime of a participant, only the participant can exercise the option. The participant must give Webster notice of any disposition of shares within two years after the date of a grant of the option pursuant to which the shares were purchased. Upon termination of a participant's employment for any reason, not including a leave of absence of up to 90 days, Webster will return the participant's accumulated payroll deductions and the participant will not have the right to purchase any additional shares under the Purchase Plan. If a participant dies, the participant's beneficiary, determined under the Purchase Plan, will be paid the deceased participant's accumulated payroll deductions and any shares in the participant's account will be distributed to the beneficiary.

         The Board or committee will determine when to end the Purchase Plan, but no options can be granted after ten years from the effective date of the Purchase Plan. Under circumstances of dissolution or liquidation of Webster the offering period will terminate. Upon a merger of Webster with or into another company or upon a sale of all or substantially all of Webster's assets, the Purchase Plan and the options outstanding under it will be assumed or an equivalent option will be substituted by the successor corporation, unless the Board gives notice that it will shorten the offering period then in progress by setting a new exercise date. In the event of a termination of the Purchase Plan, the last day of an offering that is in progress will be deemed to be the last trading day before the termination and the outstanding options of participating employees will be deemed to be automatically exercised that day. No option may be granted under the Purchase Plan after February 14, 2010.

         The Purchase Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of common stock as a result of one or more recapitalizations, reclassifications, stock splits, combinations of shares, exchanges of shares, stock dividends, or other distribution payable in capital stock, or other increase or decrease in shares; provided, however, that conversion of any convertible securities of Webster will be "effected without receipt of consideration."

         The Board may amend the Purchase Plan at any time, provided that no amendment may change any option previously granted in a way that adversely affects the rights of the holder of the option and, without shareholder approval, the Board may not increase the maximum number of shares available for purchase under the Purchase Plan or amend the requirements as to the corporations or class of corporations whose employees are eligible to purchase stock under the Purchase Plan.

         Webster shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Purchase Plan. If any option granted under the Purchase Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Purchase Plan.

FEDERAL INCOME TAX EFFECTS

         Options granted under the Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A participant will not be taxed on the grant or exercise of an option under the Purchase Plan.

         A participant will realize gain or loss on common stock purchased under the Purchase Plan when the participant sells the shares of common stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period in which he or she acquired the shares, and more than one year after purchasing the shares, the participant will recognize as ordinary income the lesser of:

         - the excess of the fair market value of the shares on the date of sale over the price paid for the shares or

         - the discount of the fair market value of the shares as of the beginning of the applicable offering period, which currently is 15%.

Additionally, the participant will recognize a long-term capital gain or loss within the meaning of the Code equal to the difference between:

         -     the amount realized from the sale of the shares and

         - his or her basis in the shares, which normally would be the purchase price paid, plus any amount taxed as ordinary compensation income under the rules described above.

         If a participant disposes of shares within two years of the date of the beginning of the offering period in which the participant bought the shares, or within one year after buying the shares, whichever is later, the participant would recognize ordinary income equal to:

         - the excess of the fair market value of the shares on the applicable purchase date over

         -     the price paid for the shares.

         If a participant dies while holding shares of stock acquired under the Purchase Plan, the participant's estate will be subject to tax at ordinary income rates on an amount equal to the lesser of:

         - the excess of the fair market value of the shares on the date of death over the price the participant paid for the shares or

         - the discount of the fair market value of the shares as of the beginning of the applicable offering period, which currently is 15%.

Additionally, the participant would recognize capital gain or loss equal to the difference between the amount realized from the sale and his or her basis in the shares (which would be the original purchase price plus the amount taxed as ordinary income). Webster will not receive an income tax deduction upon either the grant or exercise of the option by a participant, but generally will receive a deduction equal to the ordinary compensation income required to be recognized by a participant as a result of the disposition of the shares, if the shares are disposed of by the participant within two years of the date of the beginning of the purchase period in which the shares were acquired, or within one year after the shares were purchased, whichever is later.

         As of February 28, 2000, there have been no shares purchased under the Purchase Plan by any eligible employees.

         The foregoing is a brief summary of the principal federal income tax consequences of awards under the Purchase Plan. Recipients of options should consult with their own personal tax advisors with respect to grants and transactions in stock acquired under the Purchase Plan.

REQUIRED VOTE

         The approval by an affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the annual meeting at which a quorum representing a majority of all outstanding voting stock is present is required to approve the Employee Stock Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

         The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 2000, subject to ratification of such appointment by Webster's shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 1999, and has similarly performed audits for Webster for the years ended December 31, 1986 through 1999. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 2000. No determination has been made as to what action the Board of Directors would take if Webster's shareholders do not ratify the appointment.

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of at least a majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster's independent auditors for the year ending December 31, 2000.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS WEBSTER'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

         Any proposal which a Webster shareholder wishes to have included in Webster's proxy statement and form of proxy relating to Webster's 2001 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster's secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 24, 2000. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster's 2001 annual meeting of shareholders must be delivered to, or mailed to and received by, the secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days' notice or prior public disclosure of the meeting date to shareholders.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                            By order of the Board of Directors

                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

Waterbury, Connecticut
March 23, 2000

                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

         The Audit Committee for Webster Financial Corporation (the "Corporation"), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgement, serves as the Audit Committee of the Corporation, Webster Bank (the "Bank"), Webster Trust Company, N. A. (the "Trust Company"), and Webster Investment Services, Inc. (the "Broker/Dealer").

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

               - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

               - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

               - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

         The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

COMPOSITION

         The Audit Committee shall comprise three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Corporation follows the guidelines contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit Insurance Corporation and Rules 4200(a)(15) and 4460 of The Nasdaq Stock Market, Inc., which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the General Auditor, members of management, or an outside consultant.

         The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, and shall serve until their successors are duly elected and qualified.

MEETINGS

         The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

PRACTICES

         In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

The Audit Committee shall:

    AUDIT ADMINISTRATION

    1. Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the General Auditor.

    2. On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, discuss with the independent accountants the independent accountants' independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

    3. Review and approve the range and cost of audit and non-audit services performed by the independent accountants.

    4. Review the qualifications and evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

    5. Confer with the independent accountants and the internal auditors concerning the scope of their examinations of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants' annual engagement letter.

    6.   Review the appointment and replacement of the General Auditor.

    7. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

    8. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    9. Retain independent counsel, independent accountants, or others where appropriate, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee.

    10. Review and reassess the adequacy of the Audit Committee Charter annually, and recommend any proposed changes to the Board of Directors for approval.

    11. Report through its Chair to the Board of Directors at the Board's next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

    12.  Discuss with the independent accountants SAS 61 matters.

    13. Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

    14. Approve the report of Audit Committee to be included in the Corporation's Proxy Statement for its Annual Meeting of Shareholders.

    15. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

    SYSTEM OF INTERNAL CONTROL

    1. Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

    2. Review and discuss with management the Corporation's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles, management's discussion and analysis and accounting estimates, and disagreements with management.

    3. Review with financial management or the independent accountants the Corporation's quarterly financials.

    4. Review the adequacy of the Bank, the Trust Company, and the Broker/Dealer systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and the Bank and its subsidiaries and reviewing the correction of controls deemed to be deficient.

    5. Meet at least annually with the chief financial officer, the General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, General Auditor and independent accountants is provided.

    6.   Oversee the Corporation's Policies on business ethics and conduct.

    7. Review activities, organizational structure, and qualifications of the internal audit department.

    8.   Review regulatory examination findings.

    LOAN REVIEW ACTIVITIES

    On an annual basis, review and approve the Loan Review Policy and Procedures.

    1. Review activities, organizational structure, and qualifications of the independent loan review department.

    2. Receive written reports from the Loan Review Manager on control deficiencies and the correction of same.

    3. On an annual basis, review management's methodology and conclusions regarding the adequacy of the allowance for loan losses.

    FIDUCIARY ACTIVITIES - WEBSTER TRUST COMPANY, N. A.

    1. Ensure that, at least once during each calendar year, suitable audits of the Trust Company's affairs and fiduciary activities are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Trust Company at their next regularly scheduled meetings.

    2. Discuss with the internal or independent auditors whether the Trust Company is operating in a sound condition, and whether adequate internal controls and procedures are being maintained, whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

    3. Recommend to the Board of Directors of the Trust Company such changes in the manner of conducting the affairs and fiduciary activities of the Trust Company as shall be deemed advisable.

    4. The Audit Committee may designate the General Auditor to represent it at meetings of the Board of Directors of the Trust Company.

    BROKER/DEALER ACTIVITIES - WEBSTER INVESTMENT SERVICES, INC.

    1. Ensure that, at least once during each calendar year, suitable audits of the Broker/Dealer are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Broker/Dealer at their next regularly scheduled meetings.

    2. Discuss with the internal or independent auditors whether the Broker/Dealer is operating in a sound condition, whether adequate internal controls and procedures are being maintained, and whether the Broker/Dealer is in compliance with NASD rules and applicable securities laws and regulations.

    3. Recommend to the Board of Directors of the Broker/Dealer such changes in the manner of conducting the affairs and activities of the Broker/Dealer as shall be deemed advisable.

    4. The Audit Committee may designate the General Auditor to represent it at meetings of the Board of Directors of the Broker/Dealer.

                                                                      APPENDIX A


                          WEBSTER FINANCIAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Webster Financial Corporation.

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS.

     a)        "Board" shall mean the Board of Directors of the Company.

     b)        "Code" shall mean the Internal Revenue Code of 1986, as amended.

     c) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

     d) "Company" shall mean Webster Financial Corporation, a Delaware corporation.

     e) "Compensation" shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

     f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety
               (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

     h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     i) "Employee" shall mean any person, including an Officer, who has been employed by the Company or a Designated Subsidiary for at least one (1) year and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

     j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     k) "Exercise Date" shall mean the last day of each Offering Period of the Plan.

     l) "Purchase Date" shall mean the last day of each Offering Period of the Plan.

     m) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

     n) "Offering Period" shall mean a period of three (3) months commencing on January 1, April 1, July 1 and October 1 of each year except as otherwise indicated by the Company.

     o) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     p)        "Plan" shall mean this Employee Stock Purchase Plan.

     q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.   ELIGIBILITY.

     a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to
               Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.   OFFERING PERIODS.

     a) The Plan shall be implemented by a series of Offering Periods of three (3) months duration, with new Offering Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.   PARTICIPATION.

     a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the

               Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the whole number percentage of the participant's Compensation (which shall be not less than one percent (1%) and not more than ten percent (10%) or such other percentage as may be specified by the Board of Directors and announced at least fifteen (15) days before the first Offering Period to be affected) to be paid as Contributions pursuant to the Plan.

     b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, that unless sooner terminated by the participant as provided in Section 10, provided however, that any payroll paid within ten (10) business days preceding the Exercise Date will be included in the subsequent Offering Period.

     c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the committee in its discretion.

6.   METHOD OF PAYMENT OF CONTRIBUTIONS.

     a) The participants shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) (in whole number increments) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

7.   GRANT OF OPTION.

     a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Common Stock determined by dividing such Employee's Contribution accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be 1000 shares or such other number of shares as the Board of Directors of the Company shall determine, if such change is announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Common Stock shall be determined as provided in Section 7(b).

     b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the

               Common Stock on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for the date preceding the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date preceding the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in the Wall Street Journal.

8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. American Stock Transfer & Trust Company, as agent (the "Agent") will hold in custody all shares of Common Stock purchased pursuant to the Plan until the later of the expiration of twenty four (24) months following the Offering Date on which such shares of Common Stock were purchased (or such other period as may be specified by the Board of Directors and announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected) (the "Custody Period") or receipt of written instructions from the Employee who purchased such shares to have such shares distributed, as described below. The Agent may hold such shares in stock certificates in nominee names, and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. A participating Employee may, at any time after the expiration of the Custody Period, by written notice instruct the Agent to have all or part of such shares reissued in the Employee's own name and have the stock certificate delivered to the Employee or his or her agent, including, but not limited to, direct deposit into a book entry account or brokerage account. During the Custody Period, the Employee will not be entitled to sell or otherwise transfer the shares. Any dividends paid on shares held by the Agent for a participating Employee's account will be transmitted to the Employee. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares on the Exercise Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10.  VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to two (2) business days prior to the Exercise Date of the Offering Period by completing a Company approved notification. All of the participant's Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

     b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

     c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

     d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

12.  STOCK.

     a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to
               Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

     b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the "Street Name" of a Company approved broker.

13. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.  DESIGNATION OF BENEFICIARY.

     a) A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as election to withdraw funds in accordance with Section 10.

16. USE OF FUNDS. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

     a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that this or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets of merger.

19.  AMENDMENT OR TERMINATION.

     a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act , or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

     b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, The Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  CONDITIONS UPON ISSUANCE OF SHARES.

     a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     c) Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

22. TERM OF PLAN; EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to approval of the Plan within one (1) year of such effective date by the affirmative vote of holders of the majority of the shares present in person or represented by proxy and entitled to vote at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; provided, however, that upon approval of the plan by the shareholders of the Company as set forth above, all options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on such effective date. If the shareholders fail to approve the Plan within one (1) year of such effective date, any options granted hereunder shall be null and void and of no effect. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
     Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                          WEBSTER FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints Joel S. Becker and Richard H. Alden, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 27, 2000, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; FOR AMENDMENT OF THE 1992 STOCK OPTION PLAN (PROPOSAL 2); FOR APPROVAL OF WEBSTER'S EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL
3); FOR THE RATIFICATION OF WEBSTER'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 4); AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Senior Vice President, Investor Relations of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, by re-voting by telephone or the Internet, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

         IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                         ANNUAL MEETING OF SHAREHOLDERS
                          WEBSTER FINANCIAL CORPORATION

                                 APRIL 27, 2000

VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call, or

VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS         _________


                          DO NOT RETURN YOUR PROXY CARD
                      IF YOU VOTE BY TELEPHONE OR INTERNET

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]      Please mark your votes as in this example

         1.    To elect four directors for three-year terms and one director for a two-year term (Proposal 1)

                              FOR                          WITHHOLD AUTHORITY
                        all nominees listed       to vote for all nominees listed below

                              [ ]                             [ ]

               Nominees:         O. Joseph Bizzozero, Jr., M.D. (two-year term)
                                 Robert A. Finkenzeller
                                 John F. McCarthy
                                 Michael G. Morris
                                 Sister Marguerite Waite, C.S.J.

               WITHHOLD AUTHORITY to vote for the following nominees only: (write the name of the nominee(s) in the space below).

               --------------------------------------------------------------------------------


         2.    To amend the 1992 Stock Option Plan (Proposal 2)

                           FOR                    AGAINST                 ABSTAIN

                           [ ]                    [ ]                     [ ]


         3.    To approve and adopt the Webster Employee Stock Purchase Plan (Proposal 3)

                           FOR                    AGAINST                 ABSTAIN

                           [ ]                    [ ]                     [ ]


         4.    To ratify the appointment by the Board of Directors of the firm KPMG LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2000 (Proposal 4)

                           FOR                    AGAINST                 ABSTAIN

                           [ ]                    [ ]                     [ ]


         5.    The Proxies are authorized to vote upon such other business as may properly come before the
               Annual Meeting, or any adjournments of the meeting, in accordance with the determination of a majority of the Corporation's Board of Directors



--------------------------------------------------------                  Date:                     , 2000
SIGNATURE(S) OF SHAREHOLDER OR AUTHORIZED REPRESENTATIVE                       ---------------------

NOTE:          Please date and sign exactly as name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.